SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant To Section 14(a) Of
                    The Securities Exchange Act Of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[_]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Section 240.14a-12

                         ICN Pharmaceuticals, Inc.
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              (Name of Registrant as Specified in its Charter)

                                    N/A
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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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     (2) Aggregate number of securities to which transaction applies:
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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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
Following is the text of a press release issued by ICN Pharmaceuticals, Inc. on May 20, 2001:

[LOGO - ICN PHARMACEUTICALS, INC.]              International Headquarters
                                                ICN Plaza
                                                3300 Hyland Avenue
                                                Costa Mesa, California 92626

                                                Telephone:  (714)545-0100 x.3230
                                                FAX:  (714) 641-7215
                                                Telex:  67-0413

Media:                                                  Investors:
-----                                                   ---------
Peter Murphy                                            Joseph Schepers
714-545-0100 ext. 3213                                  212-754-4422



                ICN SUES TETTAMANTI AND HIS "COMMITTEE" FOR
                 VIOLATIONS OF THE FEDERAL SECURITIES LAWS

New York, NY, May 10, 2001 - ICN Pharmaceuticals, Inc. (NYSE: ICN) said today that it filed a lawsuit against Tito Tettamanti and his "Committee" for violations of federal securities laws. Named as defendants are Tito Tettamanti, Eric Knight, Herbert A. Denton, SSP-Special Situations Partners, Inc., Providence Capital, Inc., and the Committee's nominees for election to the ICN Board of Directors, Edward Burkhardt, Ronald R. Fogleman and Steven J. Lee.

The lawsuit, filed in the United States District Court for the Southern District of New York, alleges that the defendants filed a materially false and misleading proxy statement with the Securities and Exchange Commission and disseminated the materially false and misleading proxy statement to ICN stockholders on May 3, 2001, along with a materially false and misleading solicitation letter. The material misrepresentations and omissions alleged in the complaint include:

     - Failing to disclose that the Committee's true plan is not to put "watchdogs" on the ICN Board as the Committee claims, but rather to seize control of ICN - - without paying a control premium - - and then to sell ICN for short-term personal profit, thus abandoning ICN's long-term strategic plan to enhance shareholder value through ICN's promising research and development program;

     - Misrepresenting that ICN's management and Board have abandoned plans to carry out the previously announced restructuring of the Company;

     - Failing to disclose that the restructuring under current market conditions is impossible and that the Committee's spin-off plan would trigger a default under hundreds of millions of dollars of ICN senior notes;

     - Trumpeting the Committee's nominees as "men of substantial business experience and integrity" who "are committed to the maximization of shareholder value", while failing to disclose that:

               - In 1999, Edward Burkhardt was ousted as chief executive officer of Wisconsin Central Transportation, Co. ("Wisconsin Central"), the company he founded, and then with the backing of Herbert A. Denton and Providence Capital, Inc. failed in his proxy fight to regain control of Wisconsin Central; and

               - PolyMedica, Inc. (of which Committee nominee Steven J. Lee is chairman and chief executive officer and Herbert Denton is an appointed board member) lost one-half of its market value in one day late last year following a report in Barron's that the FBI was probing PolyMedica and operations of its subsidiary for "possible health-care fraud." Last month, PolyMedica confirmed in a press release that the FBI has contacted "at least one employee and one ex-employee" of PolyMedica's subsidiary "to find out about [its] operations."

The lawsuit seeks, among other things, a declaratory judgment that defendants violated federal securities laws and, if necessary, a court order voiding all proxies solicited by defendants through their allegedly false and misleading proxy solicitation.

ICN is an innovative, research-based, global pharmaceutical company that manufactures markets and distributes a broad range of prescription and non-prescription pharmaceuticals under the ICN brand name. Its therapeutic focus is on anti-infectives, including anti-virals, dermatology and oncology. Additional information is also available on the company's website at http://www.icnpharm.com.

THE 'SAFE HARBOR' STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains forward-looking statements that involve risks and uncertainties including, but not limited to, projections of future sales, operating income, subsidiary reorganization, regulatory approval processes, operations in countries with unstable economies, the progress of FDA reviews, and other risks detailed from time to time in the Company's Securities and Exchange Commission filings.

ICN stockholders are strongly advised to read the definitive proxy statement filed by ICN on May 1, 2001 relating to ICN's 2001 annual meeting of stockholders as it contains important information. Stockholders will be able to obtain this proxy statement, any amendments to the proxy statement and other documents filed by ICN with the Securities and Exchange Commission without charge at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. In addition, ICN has mailed the proxy statement to each stockholder of record on the record date established for the stockholders meeting. ICN will also make additional copies of the proxy statement and any amendments to the proxy statement available without charge to ICN's stockholders. Please direct your request for the proxy statement to Investor Relations, ICN Pharmaceuticals, Inc., 3300 Hyland Avenue, Costa Mesa, California 92626, telephone (714) 545-0100, extension 3104 or Georgeson & Company, Inc. at (800) 223-2064 (toll-free).

ICN, its executive officers and directors may be deemed to be participants in the solicitation of proxies for ICN's 2001 annual meeting of stockholders. Information regarding these participants is contained in the definitive proxy statement filed by ICN with the Securities and Exchange Commission on May 1, 2001.

Any securities of ICN International offered will not be and have not been registered under the U.S. Securities Act of 1933, as amended, and may not be offered or sold in the United States, absent registration or an applicable exemption from registration requirements.

When available, copies of the preliminary prospectus relating to the offering of shares of Class A Common Stock of Ribapharm Inc. may be obtained from the offices of UBS Warburg LLC, 299 Park Avenue, New York, New York 10171 (212) 821-4011.

A registration statement relating to the shares of Class A common stock of Ribapharm Inc. has been filed with the U.S. Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

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